EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Valence Technology, Inc. on Form S-3 of our report dated June 28, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
February 8, 2001